UNITED STATES
SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

INTELLIGENT BUYING, INC.
(Exact name of registrant in its charter)

California	20-0956471
(State of incorporation or organization)	( I.R.S. Employer Identification No.)

260 Santa Ana Court Sunnyvale, CA	94085
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered:	Name of each exchange on which each class is to be registered:
Common Stock, par value $0.001 per share	Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-133327

Securities to be registered pursuant to Section 12(g) of the Act:

n/a
(Title of class)

n/a
(Title of class)

Item 1.  Description of Registrant’s Securities to be Registered.

The description of the Company’s common stock, par value $0.001 per share, included under the heading “Description of Securities” in the Company’s Registration Statement on Form SB-2 (Registration No. 333-133327), originally filed on April 17, 2006 and, as  amended, was declared effective on January 15, 2008, is incorporated by reference into this registration statement.

Item 2.  Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because the securities to be registered on this form are not to be registered on an exchange on which other securities of the registrant are registered, and are not to be registered pursuant to Section 12(g) of the Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Intelligent Buying, Inc. (Registrant)

Date: September 1, 2010	By:	/s/ Eugene Malobrodsky
Eugene Malobrodsky Chief Executive Officer